Exhibit 99.1

August 7, 2025

We are pleased to share our financial results for the second quarter ended June 30, 2025. Despite an uncertain economic landscape, the Company delivered another quarter of solid growth and continued a trend of slow but steady improvement in asset yields and net interest margins.
Total assets reached $1.48 billion as of June 30, 2025, marking an increase of $81.9 million, or 5.9%, compared to $1.40 billion one year ago. This growth was primarily driven by loan portfolio expansion, with total loans increasing by $99.8 million, or 9.8%, to $1.11 billion. Loans held for sale also increased to $9.0 million, up from $6.2 million at the end of the second quarter of the prior year. Asset quality remains sound, underpinned by minimal past due loans and net recoveries of $6 thousand year to date.
Qualifying residential loan sales to the secondary market also saw significant activity, with $31.0 million sold during the quarter and $56.8 million year-to-date, compared to $19.3 million and $41.0 million, respectively, in 2024.

On the funding side, deposits grew to $1.10 billion, an increase from $1.05 billion as of June 30, 2024. In addition to customer deposits, wholesale funding is also used to fund balance sheet growth. These funding sources consisted of brokered deposits, Federal Home Loan Bank advances, and in 2024 advances from the Federal Reserve’s Bank Term Funding Program. Total outstanding in wholesale funds from these sources was $336.0 million as of June 30, 2025 and $312.1 million as of June 30, 2024.

Our equity capital improved to $71.3 million, with the book value per share rising to $15.66 from $14.16 a year earlier. Accumulated other comprehensive loss, primarily tied to fair value adjustments in the investment securities portfolio, improved to $31.2 million, down from $35.2 million in the prior year.

Consolidated net income for the second quarter of 2025 was $2.4 million, compared to $2.0 million in the same period in 2024, an increase of 18.6%. Interest income climbed by $2.2 million (13.1%),

reaching $18.7 million, while interest expense increased by $1.2 million (17.1%) to $8.3 million. Consequently, net interest income rose by $962 thousand (10.1%). Credit loss expense declined to $221 thousand, reflecting prudent credit management in a growing loan portfolio. Noninterest income was steady at $2.8 million. Noninterest expenses rose by 7.2% to $10.5 million, mainly due to higher salaries, benefits, and modest increases in occupancy and equipment expenses. Income tax expense for the quarter was $102 thousand.
The region we serve historically has had strong trade, tourism, cultural and familial ties with our neighbors to the north, Quebec. Over the years we have observed diminishing southbound tourism from Canadians, driven by weakness in the Canadian currency. We expect this trend to worsen significantly in the current political environment. Canadian tourism as a percentage of overall tourism revenue has declined substantially over the past couple of decades in our region, so we do not expect the decline in Canadian tourism to impact local tourism revenues substantially. We are, however, monitoring this business segment closely.
In recognition of our sustained performance and commitment to our shareholders, the Board of Directors has declared a dividend of .36 cents per share for owners of record July 26,2025, and payable August 7, 2025.
Please find your dividend check or advice of remittance enclosed. Please contact Kristy Adams Alfieri at 802-888-0982 to receive your dividend using a direct deposit.
Thank you for your continued trust and support.
Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, 3 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	June 30, 2025	June 30, 2024	June 30, 2025		June 30, 2024	June 30, 2025	June 30, 2024	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(6 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,731	$4,490	Interest Income	$18,721	$16,552	$37,016	$32,173
								Mary K. Parent	Kristy Adams Alfieri - Assistant Secretary
			Interest Expense	8,275	7,068	16,300	13,681	Nancy C. Putnam
Federal Funds Sold & Overnight Deposits	24,536	26,017						Gregory D. Sargent
			Net Interest Income	10,446	9,484	20,716	18,492	David S. Silverman
Interest Bearing Deposits in Banks	6,963	13,943						Janet P. Spitler
			Credit Loss Expense (Benefit)	221	388	456	158
Investment Securities	242,423	254,177	Net Interest Income After Credit Loss Expense (Benefit)	10,225	9,096	20,260	18,334	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	8,992	6,224
								DIRECTORS
Loans, net	1,104,922	1,007,920	Wealth Management Income	295	273	571	528	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(8,307)	(6,893)	Noninterest Income	2,464	2,492	4,628	4,804	Joel S. Bourassa	Andrew A. Dean - Northern NH
								Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,251	20,646	Noninterest Expenses:					Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
								Nancy C. Putnam	John M. Goodrich - Northern NH
Accrued Interest & Other Assets	75,853	71,922	Salaries & Wages	4,085	3,774	7,996	7,327	Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,480,364	$1,398,446	Employee Benefits	1,971	1,631	3,552	3,120	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Occupancy Expense, net	547	544	1,199	1,113		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	June 30, 2025	June 30, 2024	Equipment Expense	1,100	1,017	2,149	1,960		David S. Silverman - All
								Union Bank Offices (ATMs at all Branch Locations)
			Other Expenses	2,784	2,815	5,415	5,484
Noninterest Bearing Deposits	$217,317	$222,928
			Total	10,487	9,781	20,311	19,004	VERMONT
Interest Bearing Deposits	578,411	558,658	Income Before Taxes	2,497	2,080	5,148	4,662
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	307,618	271,722	Income Tax Expense	102	61	252	226	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	270,674	247,096	Net income	$2,395	$2,019	$4,896	$4,436	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,290	16,256	Earnings Per Share	$0.53	$0.45	$1.08	$0.98	Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Accrued Interest & Other Liabilities	18,796	17,740	Book Value Per Share			$15.66	$14.16		65 Northgate Plaza	802.888.6860
								Shelburne	5068 Shelburne Road	802.985.0227
Common Stock	10,049	9,999						St. Albans	15 Mapleville Depot	802.524.9000
								St. Johnsbury	Operations and Loan Center
Additional Paid-in Capital	3,380	2,928							364 Railroad Street	802.748.3131
Retained Earnings									Branch
	93,350	90,654							325 Portland Street	802.748.3121
Accumulated Other Comprehensive Loss	(31,231)	(35,223)						Stowe	47 Park Street	802.253.6600
								Williston	Branch
									31 Market St	802.878.7900
Treasury Stock at Cost	(4,290)	(4,312)							Loan Center
									31 Market St	802.865.1000
Total Liabilities & Shareholders' Equity	$1,480,364	$1,398,446
Standby letters of credit were $1,632,000 and $1,629,000 at June 30, 2025 and 2024, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	120 North-South Road	603.356.4010